SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      September 26, 2007

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Nevada	000-25416	20-3014499
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(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

14255 U.S. Highway 1, Suite 209
Juno Beach, Florida 33408
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(Address of Principal Executive Offices)

(561) 630-2977
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(Registrant’s Telephone Number, including area code)

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(Former Name or Former Address, if Changed Since Last Report)

Item 8.     Other Information.

On September 26, 2007, the Registrant and Heartland Oil and Gas Corp. (“HTOG”), a Nevada corporation and a majority owned subsidiary of the Registrant, agreed to terms for the conversion of all the outstanding promissory notes of HTOG held by the Registrant, with a principal amount of $4,756,000, into shares of HTOG’s Series B Convertible Preferred Stock (the “Note Conversion”). Pursuant to the terms of the Note Conversion, HTOG agreed to issue, and the Registrant agreed to accept, one (1) share of Series B Convertible Preferred Stock (the “Series B Preferred”) for each one (1) dollar of note principal amount converted. Under these terms, the Registrant agreed to present all of the promissory notes of HTOG held by it for conversion and for such conversion to have an effective date of September 26, 2007. On September 26, 2007, the board of directors of the Registrant approved the terms of the Note Conversion.

As a result of the Note Conversion, HTOG issued an aggregate of 4,756,000 shares of Series B Preferred stock to the Registrant in exchange for all the outstanding promissory notes of HTOG held by the Registrant, and all such promissory notes were retired by HTOG as of September 26, 2007. The shares of Series B Preferred issued to the Registrant are restricted shares and were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder. The shares issued to UPDA are subject to Rule 144 under the Act and therefore generally cannot be resold for a period of twelve months from the date of issuance.

Pursuant to the terms of the Certificate of Designation of Powers, Preferences and Rights of the Series B Preferred, each share of Series B Preferred stock held by the Registrant is currently convertible into twenty-five (25) shares of HTOG’s common stock and the Registrant has the right to vote the shares of Series B Preferred on an “as converted” basis in any and all matters for which the holders of HTOG’s common stock are entitled to vote. The 4,756,000 shares of Series B Preferred stock held by the Registrant is currently convertible into an aggregate of 118,900,000 shares of HTOG’s common stock. Each share of Series B Preferred also has a liquidation preference over HTOG’s common stock in the amount of one (1) dollar per share. The shares of HTOG’s common stock issuable to the Registrant upon conversion of the Series B Preferred would be restricted stock upon issuance and would be subject to Rule 144 under the Securities Act, and, therefore, generally could not be resold for a period of twelve months from the date of issuance of the Series B Preferred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2007

UNIVERSAL PROPERTY DEVELOPMENT
AND ACQUISITION CORPORATION

By:	/s/ Kamal Abdallah
Kamal Abdallah
President and Principal Executive Officer